Exhibit 99.1

Project Brando — Final
Infogroup Employees — Bill Fairfield Script
For internal use only — Do Not Distribute
Welcome, This is Bill Fairfield, your CEO. I have some great news to share with you today. But first let me get some of the “official business out of the way.” We must read the following information before we can start.
REQUIRED SEC LANGUAGE
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to

Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated benefits of the proposed Transaction and the expected closing of the proposed Transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, the expected timing of completion of the proposed Transaction, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this document.
So now let’s get started — Thank you for joining me. Today, we announced that Infogroup has agreed to be acquired by CCMP Capital. Upon completion of the transaction, Infogroup will be a private company. This decision has the full support of our management team and Board of Directors.
The transaction is expected to close early this summer and subject to the approval of Infogroup shareholders, customary closing conditions and regulatory approvals. Until then, we still are operating as a publicly traded company.
This is good news for you — our valued employees — for our clients and for our shareholders, who will receive an attractive, immediate and certain cash value of their shares.
We’re starting another exciting chapter of the Infogroup story. Transitioning from a public to a private Company brings benefits to our shareholders, clients and employees.

As we discussed, our shareholders will receive an attractive, immediate and certain cash value of their shares. For our clients and you, our employees, the merger will allow for greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance our leadership position — we will continue to grow the core business, expand product solution offerings, improve overall cost structures and efficiencies, invest in technology and expand our global reach. Under the new partnership with CCMP, we can accelerate the positive momentum we have all started together.
As part of the new Infogroup, we’ll also remain committed to reviewing and simplifying our internal processes and policies, making it easier for clients and partners to do business with us
Going private makes sense for Infogroup. CCMP Capital is a global private equity firm and has a reputation for being a great partner with the companies they invest in. I encourage you to visit www.CCMPcapital.com for additional information on this world-class firm.

CCMP Capital has grown other companies successfully in the media, consumer/retail, industrial, energy and healthcare industries. Its strategy of helping companies optimize their operations in order to accelerate growth will help us capitalize on our leading position and strong value proposition. CCMP Capital takes a long-term view and will own a firm for many years, building the company’s value over time. CCMP Capital recognizes Infogroup as a company with highly skilled professionals who deliver on promises to clients and each other. In addition, CCMP Capital’s commitment to invest in companies for the long-term offers growth opportunities for employees.
With strong, predictable cash flows and a highly talented employee base, Infogroup has the critical characteristics for success as a CCMP Capital portfolio company.
Understandably, you’ll have many questions as we work through this transaction, such as:
•	What happens to my 401k?

•	Will there be layoffs?

•	Will Infogroup’s management team change?

I’ll address as many questions as I have answers to today, and you have our commitment to update you regularly. This week, there will be a new section on our InfoNET dedicated to this transaction. Please check there regularly. We’ll update InfoNET as quickly as we obtain new information.
Now, to the questions I know are on your mind...
1. Was Infogroup actively seeking to be sold?
The answer is no. However, the question was raised when the former Chairman and Chief Executive Officer Vin Gupta issued a press release stating “his belief that the Company should explore its strategic alternatives, including a sale of the Company.” The Board of Directors of Infogroup (the “Board”) engaged an independent financial advisor, Evercore Partners, to explore viable options and determine what is in the best interest of ALL shareholders.
The Board Of Directors established a Mergers and Acquisitions Committee comprised solely of Independent Directors. Led by the M&A Committee, the Board conducted a rigorous analysis which included a competitive bidding process.

Infogroup, based on the recommendation of the M&A Committee, concluded that partnering with CCMP provided maximum shareholder value and will enhance the services we provide clients by enabling the Company to focus on long-term investment and continue to offer employees the benefits of a dynamic and growing Company.
The Board unanimously approved the transaction and the Management Team supports it.
2. Does the transaction require shareholder approval? When will the vote take place?
Yes, Approval of the transaction requires an affirmative vote by a majority of the outstanding shares and a proxy will be circulated to shareholders. Vin Gupta, our largest shareholder, has agreed to vote his shares in favor of the merger. It is too early to say when the vote will take place.
3. What is the anticipated distribution date of funds to shareholders?
Shortly after the close of the transaction.

4. Will the stock continue to trade in the open market until close?
Yes.
5. What will happen to the Executive Team?
A key consideration for CCMP in acquiring Infogroup is the quality of the Company’s management. The current management team will remain under my direction through the closing of the transaction.
6. What impact does this have on the Board of Directors?
After the transaction closes, the Company will be private and our current Board will step down and CCMP will appoint a new board.
7. Do you expect clients to leave because of ownership by CCMP?
No. Quite the contrary. This transaction will provide us with greater flexibility to make long-term investments to enhance the services we provide our client. It’s important that we operate as “business as usual” to ensure our clients continue to receive superior levels of service from Infogroup.

8. How are clients being notified?
Our salespeople and others are notifying clients as we speak. We do not expect that our private or public company status will affect day-to-day service to the customer. I strongly encourage you to continue delivering excellent service to them.
9. What will happen to Infogroup employees and the operations? Will there be any site closings or layoffs?
CCMP has acquired the company to build value. Our employees bring a wealth of experience and knowledge. It is the intention of CCMP and Infogroup to ensure continuity of operations and continued excellent service to our clients. As you know, we have been examining how we deliver products and services to our customers and determining ways to get closer to the customers. We will be continuing that initiative if we were private or a public company because it’s the right thing to do for the business.

10. What will happen to current 401K, retirement and health plans?
As per the agreement, Infogroup’s current health and welfare, 401K and retirement plan benefits packages throughout the world are expected to function the same after the closing as they did before for the foreseeable future.
11. Will there be an equity plan?
We don’t have any details at this time.
12. Will the headquarters be moved? What will the impact be on other Infogroup locations and facilities?
The Corporate Headquarters will remain in Omaha. Like our other cost savings initiatives, we will continue to look at building leases and determine the best value for the Company. That will be an on-going initiative.
I realize that this is a lot of information. As you think about it and come up with questions, please submit your questions to our employee feedback link we have on InfoNET. Check InfoNET often for updates and we’ll try to keep you posted on our progress.

I know I speak for the senior management team when I say we’re very enthusiastic about both the structure of this transaction and the prospect of entering a new chapter of the Infogroup story with CCMP. As we go through this transition, I ask you to remain squarely focused on our clients — remember, they are the reason why we are in business.
Thank you for your time and commitment to the success of Infogroup. Together with CCMP, we’ll shape the new Infogroup.